UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024 abrdn Emerging Markets Equity Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-05770	22-2990009
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Market Street, Suite 200 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(800)-522-5465

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	AEF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 10, 2024, the Board of Directors (the “Board”) of abrdn Emerging Markets Equity Income Fund, Inc. (the “Fund”) approved a change in the name of the Fund to the abrdn Emerging Markets ex-China Fund, Inc., and corresponding changes to the Fund’s investment policies, including its 80% investment policy, and benchmark, as set forth below, effective February 24, 2025 (the “Effective Date”). On December 10, 2024, the Board also announced a 20% tender offer to be offered in the first quarter of 2025. To optimize portfolio transition costs, the Fund may begin transitioning the portfolio in advance of the Effective Date, and may sell securities that are not aligned with its revised investment strategy in order to raise cash needed to fund the tender offer. Further details and timing will be announced ahead of the Effective Date of the Fund’s investment strategy changes.

Fund Name Change and Changes to Non-Fundamental Investment Policy

The Fund’s Board has approved changes to the Fund’s name, its non-fundamental 80% investment policy, and its benchmark, as set forth below. There will be no change to the Fund’s investment objective and the Fund will continue to trade on the NYSE American under ticker symbol “AEF”.

The name change and change to the 80% investment policy will be effective on or about the Effective Date, following 60 days’ notice to Fund shareholders and may only be changed thereafter by the Board of the Fund following the provision of at least 60 days’ written notice to the Fund’s shareholders.

	Current	New
Fund Name	abrdn Emerging Markets Equity Income Fund, Inc.	abrdn Emerging Markets ex-China Fund, Inc.
80% Investment Policy	The Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in emerging markets equity securities.	Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in emerging markets (excluding China) equity securities.
Benchmark	MSCI Emerging Markets Index (Net Daily Total Return)	MSCI Emerging Markets ex-China Index (Net Daily Total Return)*

*The MSCI Emerging Markets Index (Net Daily Total Return) captures large and mid-cap representation across 23 of the 24 Emerging Markets (EM) countries, excluding China. With 672 constituents, the Index covers approximately 85% of the free float-adjusted market capitalization in each country. EM countries in the Index include: Brazil, Chile, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Kuwait, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The Index is calculated net of withholding taxes to which the Fund is generally subject.

In approving the strategy and name change, the Board considered, among other factors, that as the only U.S. closed-end fund currently offering the emerging market ex-China strategy, the Fund will be less driven by the policy actions of the Chinese government, and more driven by stock fundamentals, which aligns with Management’s style of bottom-up investing.

The Fund will remain a non-diversified, closed-end management investment company whose objective is to provide both current income and long-term appreciation.

The Fund’s strategies and risks are amended as of the Effective Date consistent with its change to an emerging market ex-China strategy. A summary of the Fund’s investment objectives, strategies, policies and risks, inclusive of the amendments as of the Effective Date, is attached hereto as Exhibit 99.1. In accordance with Rule 35d-1 under the 1940 Act, the Fund will provide shareholders of the Fund with 60 days’ written notice of the change to the 80% investment policy, a copy of which is attached hereto as Exhibit 99.2. A copy of the press release relating to the changes described above is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Investment Objectives, Strategies, Policies and Risks
	99.2	Notice Pursuant to Rule 35d-1
	99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	abrdn Emerging Markets Equity Income Fund, Inc.

/s/ Lucia Sitar
	Name:	Lucia Sitar
	Title:	Vice President

[Signature Page to Form 8-K]